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                                                                     EXHIBIT 4-N

                              DECLARATION OF TRUST
                                       OF
                          FORD CREDIT CAPITAL TRUST II


         DECLARATION OF TRUST, dated as of December 7, 2001, between Ford Motor Credit Company, a Delaware corporation, as Sponsor, and Douglas J. Cropsey, Stacy P. Thomas, and Chase Manhattan Bank USA, National Association, as Trustees. The Sponsor and the Trustees hereby agree as follows:

         1. The trust created hereby shall be known as "Ford Credit Capital Trust II" (the "Trust"), in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del C. Sec. 3801 et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in accordance with the provisions of the Business Trust Act. The Trust is hereby established by the Sponsor and the Trustees for the purposes of (i) issuing preferred securities ("Preferred Securities") representing undivided beneficial interests in the assets of the Trust in exchange for cash and investing the proceeds thereof in debt securities of the Sponsor, (ii) issuing and selling common securities ("Common Securities") representing undivided beneficial interests in the assets of the Trust to the Sponsor in exchange for cash and investing the proceeds thereof in additional debt securities of the Sponsor and (iii) engaging in such other activities as are necessary, convenient or incidental thereto.

         3. At the time of issuance of the Preferred Securities, the Sponsor and the Trustees will enter into an amended and restated Declaration of Trust (the "Amended and Restated Declaration of Trust"), satisfactory to each such party and having substantially the terms described in the Prospectus (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of the Amended and Restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed necessary or advisable to effect the transactions contemplated in the Amended on Restated Declaration of Trust.

         4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the sponsor of the Trust, in its discretion (i) to prepare and distribute on behalf of the Trust a registration statement for filing with the Securities and Exchange Commission (the "Commission"), including one or more prospectuses, together with any necessary or desirable amendments thereto and any exhibits contained therein or forming a part thereof (the "Prospectus") relating to the registration under the Securities Act of 1933, as amended, of the



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Preferred Securities and the Common Securities of the Trust; (ii) to prepare and distribute on behalf of the Trust a registration statement on Form 8-A for filing with the commission (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities and the Common Securities of the Trust under Section 12 (b) of the Securities Exchange Act of 1934, as amended; (iii) to file with The New York Stock Exchange and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on The New York Stock Exchange; (iv) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorneys for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under, or obtain for the Preferred Securities on exemption from, the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (v) to execute on behalf of the Trust such underwriting or purchase agreements and related agreements with one or more underwriters, purchasers, or agents relating to the offering of the Preferred Securities, as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (vi) to execute on behalf of the Trust any or all documents, papers or instruments as may be desirable in connection with any of the foregoing; and (vii) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, or consultants and provide for reasonable compensation to carry out any of the purposes of the Trust. In the event that any filing referred to in clauses
(i)-(iv) above is required by the rules and regulations of the Commission, the New York Stock Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by the Trustees, the Sponsor and any of the Trustees appointed pursuant to Section 6 hereof are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that Chase Manhattan Bank USA, National Association, in their capacity as Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or state securities or blue sky laws. In connection with all of the foregoing, the Sponsor and each Trustee, solely in its capacity as Trustee of the Trust, hereby constitutes and appoints Emily E. Smith-Sulfaro, as his, her or its, as the case may be, true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the Sponsor or such Trustee or in the Sponsor's or such Trustee's name, place and stead, in any and all capacities, to sign any and all registration statements and any amendments (including post-effective amendments) to any registration statement referred to herein and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, shall do or cause to be done by virtue hereof.

         5. This Declaration of Trust may be executed in one or more counterparts.

         6. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware or otherwise meets the requirements of applicable Delaware law (the "Delaware Trustee"). Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon thirty days prior



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notice to the Sponsor; provided, however, that no resignation of the Delaware
Trustee shall be effective until a successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such successor Delaware Trustee and delivered to the Trust, the Sponsor and the resigning Delaware Trustee. Notwithstanding any other provision of this Declaration, the Delaware Trustee shall not be entitled to exercise any of the powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Regular Trustees described in this Declaration. The Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements ofss.3807 of the Business Trust Act.

         7. The Trust may terminate without issuing any Preferred Securities or Common Securities at the election of the Sponsor.

         8. The Declaration of Trust shall be governed by and construed in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

                                        FORD MOTOR CREDIT COMPANY,
                                        as Sponsor


                                        By:  /s/ Stacy P. Thomas
                                        ----------------------------------
                                             Name: Stacy P. Thomas
                                             Title:  Assistant Secretary

                                        /s/ Douglas J. Cropsey
                                        ----------------------------------
                                        Douglas J. Cropsey, as Trustee


                                        /s/ Stacy P. Thomas
                                        ----------------------------------
                                        Stacy P. Thomas, as Trustee


                                        CHASE MANHATTAN BANK USA,
                                         NATIONAL ASSOCIATION,  as Trustee


                                        By: /s/ John J. Cashin
                                        ----------------------------------
                                            Name: John J. Cashin
                                            Title:   Vice President